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Filed Pursuant to Rule 424B(3)
Registration No. 333-143510

Subject to completion, dated July 14, 2009

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the common stock has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement
(To prospectus dated June 5, 2007)

$150,000,000

Janus Capital Group Inc.

Common Stock

        We are offering $150,000,000 of our common stock, par value $0.01 per share, under this prospectus supplement. We will receive all of the net proceeds from the sale of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol "JNS." The last reported closing price of our common stock on July 13, 2009 was $10.75 per share.

		Per Share		Total

Public offering price	$		$
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to us	$		$

        The underwriters may also purchase up to an additional                        shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $                        , and our total proceeds, before expenses, will be $                        .

        Concurrently with this offering of shares of common stock, under a separate prospectus supplement, we are offering $150.0 million principal amount of    % Convertible Senior Notes due 2014 (or $172.5 million principal amount of    % Convertible Notes due 2014 if the option to purchase additional notes granted to the underwriters in that offering is exercised in full). Neither offering will be contingent on the completion of the other.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-7 and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 to read about risks that you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock on or about July     , 2009.

Joint Book-Running Managers

J.P. Morgan	Goldman, Sachs & Co.

Co-Manager

Merrill Lynch & Co.

The date of this prospectus supplement is July    , 2009

Prospectus Supplement

S-i

About This Prospectus Supplement

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Information by Reference."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering and in the documents incorporated by reference herein, in the accompanying prospectus or any such free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

Forward-Looking Statements

        This prospectus supplement contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, in our press releases, reports filed with the Securities and Exchange Commission, which we refer to as the SEC, and in other documents. In addition, from time to time, we, through our management, may make written and oral forward-looking statements. Forward-looking statements include statements as to our industry trends and future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks associated with our proposed common stock offering, convertible notes offering and related debt tender offer, including whether such offers and tender offer will be successful and on what terms they may be completed, the risks described under "Risk Factors" beginning on page S-7 of this prospectus supplement and the other risks, uncertainties, assumptions and factors specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. We caution readers to carefully consider such factors. Many of these factors are beyond the control of the Company and its management. Furthermore, such forward-looking statements speak only as of the date on which such statements are made. Except to the extent required by applicable law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

S-iii

Summary

        The following summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008 and the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the terms "Janus," "Company," "we," "us," and "our" as used in this prospectus supplement refer to Janus Capital Group Inc. and its subsidiaries.

The Company

        Founded in 1969, we consider ourselves to be one of the world's leading investment managers, with $132.6 billion of assets under management as of June 30, 2009. We provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships, which we refer to collectively as investment products, in both domestic and international markets. Over the last several years, we have expanded our business to become a more diversified manager with increased investment product offerings and distribution capabilities. We provide investment advisory services through our primary subsidiaries, Janus Capital Management LLC, which we refer to as JCM, INTECH Investment Management LLC (formerly known as Enhanced Investment Technologies, LLC), which we refer to as INTECH, and Perkins Investment Management LLC (formerly known as Perkins, Wolf, McDonnell and Company, LLC), which we refer to as Perkins. Each of our three primary subsidiaries specializes in specific investment styles and disciplines. Our investment products are distributed through three channels: retail intermediary, institutional and international. Each distribution channel focuses on specific investor groups and the unique requirements of each group. Headquartered in Denver, Colorado, with offices globally, we had 1,148 full time employees as of June 30, 2009.

        Revenues are generally based upon a percentage of the market value of assets under management and are calculated as a percentage of the daily average asset balance in accordance with contractual agreements governing the Company's investment products. Certain investment products are also subject to performance fees, which vary based on their relative performance as compared to a benchmark index and the level of assets subject to such fees. Assets under management primarily consist of domestic and international equity and debt securities. Accordingly, fluctuations in domestic and international financial markets, relative investment performance, sales and redemptions of investment products, and changes in the composition of assets under management are all factors that have a direct effect on our operating results.

Subsidiaries

        JCM

        JCM considers itself a leader in equity investing, beginning with the launch of the Janus Fund approximately 40 years ago. JCM offers growth equity, core and international equity funds, as well as balanced, fixed-income, alternative and money market investment products. JCM's investment teams are led by its co-Chief Investment Officers, who are charged with driving investment performance across all disciplines, while maintaining a structured investment approach. JCM's investment teams seek to identify strong businesses with sustainable competitive advantages or improving returns on capital that sell at a discount to what the teams believe they are worth. JCM believes its depth of research; its experienced portfolio managers and analysts; its willingness to make concentrated investments when it believes it has a research edge; and its commitment to delivering strong, long-term results for its investors are what differentiate JCM from its competitors. At June 30, 2009, JCM managed $75.8 billion of long-term assets and $2.0 billion of money market assets, or 59% of total Company assets under management. During the second quarter of 2009, JCM generated $1.7 billion of long-term net flows and as of June 30, 2009, 61%, 88%, and 82% of equity mutual funds were ranked in the top two quartiles of their Lipper categories on a one-, three-, and five-year total return basis, respectively.

        INTECH

        INTECH's unique investment process is based on a mathematical theorem that attempts to capitalize on the volatility in stock price movements. The goal is to achieve long-term returns that outperform the benchmark index while controlling risks and trading costs. INTECH has managed institutional portfolios since 1987, establishing one of the industry's longest continuous performance records of mathematically driven equity investing strategies. From inception through June 30, 2009, 10 out of 12 INTECH investment strategies have outperformed their respective benchmarks, net of fees and on a gross fee basis. Additionally, 33%, 56%, and 86% of strategies are outperforming their respective benchmarks over the one-, three-, and five—year periods, as of June 30, 2009. At June 30, 2009, INTECH managed $43.8 billion, or 33% of total Company assets under management. During the second quarter of 2009, INTECH generated $0.2 billion of long-term net outflows.

        Perkins

        Perkins has managed value discipline investment products since 1980. With its industry experience, fundamental research and careful consideration for risk, Perkins has established a reputation as a respected value manager. On December 31, 2008, we purchased an additional 50% ownership stake in Perkins for $90.0 million, increasing our ownership to approximately 78%. Perkins expanded its product offerings in late 2008 with the launch of the Large Cap Value Fund. At June 30, 2009, Perkins managed $11.0 billion, or 8% of total Company assets under management. During the second quarter of 2009, Perkins generated $0.8 billion of long-term net flows, and as of June 30, 2009, the Perkins Mid Cap Value and Small Cap Value funds ranked in the top 16% and 10% of their respective Lipper categories on a one-, three- and five-year total-return basis.

Distribution Channels

        Retail Intermediary Channel

        The retail intermediary channel serves financial intermediaries and retirement plans for the advice driven market, which includes asset managers, bank/trust officers, broker-dealers, independent planners, third-party administrators and insurance companies. In addition, this channel serves individual investors who access our investment products directly. We have aligned the channel to focus resources on distributor needs and are targeting product platforms that tend to have high asset retention rates to enhance long-term profitability. Significant investments have been made in building out the Company's retail intermediary channel over the last several years, with the number of external wholesalers more than doubling from 2004 through June 30, 2009. Assets in the retail intermediary channel totaled $83.3 billion, or 63% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the retail intermediary channel generated $2.5 billion of long-term net flows.

        Institutional Channel

        The institutional channel serves corporations, endowments, foundations, Taft-Hartley and public fund clients and focuses on distribution through consulting relationships and on a direct basis. Investors in the institutional channel often rely on advice from third-party consultants. Accordingly, we have assembled a Consultant Relations team dedicated to providing information and services to third-party institutional consultants. Although the current asset base in this channel is weighted heavily toward INTECH's risk-managed products, we are attempting to increase penetration of JCM and Perkins. Assets in the institutional channel totaled $39.5 billion, or 30% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the institutional channel generated $0.2 billion of long-term net flows.

        International Channel

        The international channel serves professional investors outside of the United States, including central and local government pensions, corporate pensions, multi-managers, insurance companies and private banks. With offices in London, Tokyo, Hong Kong, and Australia our International products are offered through Janus Capital Funds Plc, separate accounts and subadvisory relationships. Assets in the international channel totaled $9.8 billion, or 7% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the international channel generated $0.4 billion of long-term net outflows.

Recent Developments

        For the three months ended June 30, 2009, we generated net income of $15.8 million, or $0.10 per diluted share. Revenue and operating expenses totaled $200.2 million and $153.2 million, respectively, resulting in an operating margin of 23.5%. As of June 30, 2009, we had cash and investments of $330.8 million, long-term debt of approximately $1,106.1 million and stockholders' equity of $718.1 million.

        Subsequent to the end of the second quarter 2009, Gary D. Black stepped down as chief executive officer. On an interim basis, Mr. Black has been succeeded by Timothy K. Armour, who has more than 20 years of investment industry experience, including 10 years as an executive at Morningstar and five years as president of Stein Roe Farnham's mutual fund division. Mr. Armour joined Janus' Board of Directors in March 2008 and served on the Board's compensation and strategic planning committees, working closely with our executive leadership on the firm's strategy.

Concurrent Convertible Notes Offering

        Concurrently with this offering, under a separate prospectus supplement, dated the date hereof, we are offering $150.0 million principal amount ($172.5 million principal amount if the underwriters exercise in full their option to purchase additional notes) of our Convertible Senior Notes due 2014, which we refer to as the notes, in an underwritten public offering. The notes will bear interest at a rate of    % per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010. The notes will mature on July 15, 2014.

        The initial conversion rate will be                        shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $            per share of common stock), subject to adjustment.

        The net proceeds from the concurrent notes offering will be approximately $    (or approximately $    if the underwriters exercise in full their option to purchase additional notes), after deducting the underwriting discount and estimated expenses payable by us. We plan to use the net proceeds from the concurrent notes offering, along with the net proceeds from this offering and cash on hand, for one or more of the following purposes: the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding. We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent notes offering and other factors we may consider.

        The foregoing description and other information in this prospectus supplement regarding the concurrent notes offering is included solely for informational purposes. We cannot assure you that we will complete the concurrent notes offering, or that we will complete the concurrent notes offering for the full amount contemplated. Neither the completion of the concurrent notes offering nor this offering is contingent on the completion of the other.

Concurrent Debt Tender Offer

        On July 14, 2009, we commenced an offer to purchase for cash an aggregate principal amount of up to $400.0 million, which we refer to as the tender cap, of outstanding notes of the following series:

•
our 5.875% Notes due 2011, which we refer to as the 2011 Notes;

•
our 6.250% Notes due 2012, which we refer to as the 2012 Notes; and

•
our 6.700% Notes due 2017, which we refer to as the 2017 Notes, with a maximum repurchase amount of 2017 Notes of $75.0 million, which we refer to as the Maximum 2017 Tender Amount.

        The purpose of the tender offer, in conjunction with this offering and the concurrent notes offering, is to repurchase and refinance a portion or all of the 2011 Notes, a portion or all of the 2012 Notes and a portion of the 2017 Notes. We intend to fund the purchase of those series of notes pursuant to the tender offer with the cash proceeds from the common stock offering and from the convertible notes offering, together with cash on hand.

        As of July 13, 2009, $275.0 million aggregate principal amount of the 2011 Notes, $300.0 million aggregate principal amount of the 2012 Notes and $450.0 million aggregate principal amount of the 2017 Notes were outstanding. The 2011 Notes will be accepted before the 2012 Notes, which will be accepted before the 2017 Notes. The total consideration payable for notes tendered and accepted by us for purchase in the tender offer will be $1,000 per $1,000 principal amount of the 2011 Notes, $980 per $1,000 principal amount of the 2012 Notes and $900 per $1,000 principal amount of the 2017 Notes, which total consideration for each series includes an early tender premium of $40 per $1,000 principal amount of notes tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 27, 2009. Holders who have tendered their notes after 5:00 p.m., New York City time, on July 27, 2009 but at or before 12:00 midnight, New York City time, on August 11, 2009, will be entitled to receive only $960 per $1,000 principal amount of the 2011 Notes, $940 per $1,000 principal amount of the 2012 Notes and $860 per $1,000 principal amount of the 2017 Notes. Additionally, accrued and unpaid interest will be paid on any notes of each series accepted for purchase up to, but not including, the applicable settlement date.

        The tender offer is not conditioned upon any minimum amount of the notes being tendered and we reserve the right to increase or modify the Maximum 2017 Tender Amount. The tender offer is being made on the terms and subject to the conditions set forth in the offer to purchase, dated July 14, 2009, relating to the tender offer, which we refer to as the Offer to Purchase. The tender offer is being made solely pursuant to, and is governed by, the Offer to Purchase. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on August 11, 2009. We cannot assure you that the tender offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the 2011 Notes, the 2012 Notes or the 2017 Notes will be tendered and purchased pursuant to the tender offer. The tender offer is conditioned upon the consummation of the common stock offering and the convertible notes offering and other terms and conditions set forth in the Offer to Purchase.

        Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any notes in the concurrent notes offering.

        Janus Capital Group Inc. is a Delaware corporation. Our principal executive offices are located at 151 Detroit Street, Denver, Colorado 80206, and our telephone number is (303) 333-3863. Our website address is http://www.janus.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2008 and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

The Offering

        Summary details of the offering of our common stock under this prospectus supplement are set forth below.

Securities Offered

        $150,000,000 of common stock, par value $0.01 per share (plus up to an additional                         shares of common stock to cover over-allotments, if any).

Over-Allotment Option

        We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional                         shares of our common stock at the initial price to public less the underwriting discount, solely to cover over-allotments.

Shares to be Outstanding After This Offering

                    shares of common stock (        shares of common stock if the underwriters exercise in full their option to purchase additional shares), based on 161,211,755 shares outstanding as of June 30, 2009. Shares of common stock outstanding do not include 17,339,920 shares of common stock issuable upon exercise of outstanding options as of June 30, 2009, and do not include any shares of common stock issuable upon conversion of the notes offered concurrently with this offering.

Use of Proceeds

        The net proceeds of this offering, after deducting underwriting discounts and commissions, will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional shares). The net proceeds of this offering may be used, together with the net proceeds from our concurrent notes offering and cash on hand, for one or more of the following purposes: the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding. We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent notes offering and other factors we may consider.

Risk Factors

        Investing in our common stock involves substantial risks. Before investing in our common stock, you should carefully read and consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" beginning on page S-7 and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2008.

New York Stock Exchange Symbol for Our Common Stock

JNS

Risk Factors

        Investing in our common stock involves substantial risk. Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. Along with the risks and uncertainties listed below you should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other documents we file with the SEC in the future (see "Incorporation of Certain Information by Reference").

Risks Related to Our Common Stock and This Offering

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the common stock owned by you at prices you find attractive.

        The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are beyond our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•
domestic and international economic factors unrelated to our performance;

•
general market conditions and, in particular, developments related to market conditions for the financial services industry;

•
actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
changes in revenue or earnings estimates, publication of research reports and recommendations by financial analysts, actions taken by rating agencies with respect to our securities or those of other financial institutions;

•
failure to meet analysts' revenue or earnings estimates;

•
speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•
strategic actions by us or our competitors, such as acquisitions or restructurings;

•
actions by institutional shareholders;

•
fluctuations in the stock price and operating results of our competitors;

•
future sales of our equity or equity-related securities;

•
changes in the frequency or amount of dividends or share repurchases;

•
proposed or adopted regulatory changes or developments;

•
anticipated or pending investigations, proceedings, or litigation that involve or affect us; or

•
the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008.

        A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

Future sales of our common stock in the public market could lower the market price for our common stock.

        As of June 30, 2009, we had outstanding 161,211,755 shares of our common stock and options to purchase approximately 17,339,920 shares of our common stock (of which approximately 9,463,995 were vested as of that date). In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the convertible notes being offered in our concurrent convertible notes offering. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may be restricted or be unable to pay cash dividends on our common stock in the future.

        Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Holders of our common stock are also subject to the prior dividend rights of holders of any preferred stock that we may issue in the future. Although historically we have declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate dividends on our common stock in the future.

Conversion of the convertible notes we are offering in our concurrent notes offering, including under the conditional conversion features of the notes, if triggered, may cause immediate and substantial dilution to our existing stockholders and may adversely affect our financial condition and operating results.

        The conversion of some or all of the convertible notes we are offering in our concurrent notes offering, and any sales in the public market of our common stock issued upon such conversion could cause immediate and substantial dilution to our existing stockholders and could adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress our common stock price. In the event certain conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional shares), we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. If instead we elect to satisfy our conversion obligation by delivering solely shares of our common stock, our existing stockholders will experience immediate and substantial dilution. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

        The conversion rate of the notes being offered in our concurrent notes offering is subject to adjustment for certain events, including, but not limited to, certain corporate acquisition transactions and recapitalizations, the delisting of our common stock from The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers. Any such adjustment to the conversion rate of the notes could cause immediate and substantial dilution to our existing stockholders.

Any adverse rating of the convertible notes we are offering in our concurrent notes offering may negatively affect the price of our common stock.

        We do not intend to seek a rating on the convertible notes we are offering in our concurrent notes offering. However, if a rating service were to rate the notes and if such rating service were to assign the notes a rating lower than the rating expected by investors or were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the price of our common stock could decline.

Certain provisions of our corporate governing documents and Delaware law could discourage, delay, or prevent a merger or aquisition.

        Provisions of our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock. For example, our certificate of incorporation authorizes our board of directors to issue preferred shares, which could be issued as a defensive measure in response to a takeover proposal. In addition, under our stockholder rights plan, often referred to as a "poison pill," which expires on June 14, 2010, if anyone acquires 15% or more of our outstanding shares of common stock, all of our stockholders (other than the acquirer) have the right to purchase shares of our common stock for a fixed price. We are also subject to Section 203 of the Delaware General Corporation Law, which imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Risks Related to Our Business

We recently announced that Tim Armour, a member of our board of directors, has been named interim chief executive officer while we seek a permanent successor to Gary Black. Failure to manage a smooth transition of Mr. Armour into his new position or our inability to attract and retain a qualified successor could hurt our business and inhibit our ability to operate and grow successfully.

        On July 14, 2009, we announced that Gary Black stepped down as chief executive officer, effective July 13, 2009, and that Timothy K. Armour will be serving as chief executive officer on an interim basis while we seek a permanent successor to Mr. Black. Changes in senior management, even if those changes involve existing members of the Janus board of directors, involve inherent disruptions. If we fail to manage a smooth transition of Mr. Armour into his new interim position, or of Mr. Black's permanent successor, once determined, into his or her new position, or if we fail to recruit and appoint a permanent successor to Mr. Black in a timely manner, our ability to operate and grow successfully, and our business generally, could be harmed.

Use of Proceeds

        The net proceeds of this offering, after deducting underwriting discounts and commissions, will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional shares). The net proceeds from our concurrent notes offering will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional notes), after deducting underwriting discounts and commissions and estimated expenses payable by us. The net proceeds from this offering may be used, together with the net proceeds from our concurrent notes offering and cash on hand, for one or more of the following purposes:

•
the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and

•
other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding.

        We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent notes offering and other factors we may consider.

        Neither the completion of the concurrent notes offering, nor this offering, is contingent on the completion of the other.

Capitalization

        The following table sets forth our consolidated cash and capitalization at June 30, 2009 on:

•
an actual historical basis; and

•
an as adjusted basis to give pro forma effect to this offering and the concurrent notes offering (assuming no exercise of the underwriters' option to purchase additional shares or additional notes, as applicable) and the application of the net proceeds from both offerings together with cash on hand to repurchase $400.0 million aggregate principal amount of our outstanding indebtedness pursuant to the concurrent tender offer.

        The following information should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2009
(in millions, except share amounts)	Actual	As adjusted(1)

	(unaudited)
Cash and cash equivalents	$218.7	$118.7

% Convertible senior notes due 2014	$—	$150.0

Other long-term debt:	$1,106.1	$706.1	(2)

Total debt	$1,106.1	$856.1
Stockholders' equity:
Common stock, $.01 par value per share:
1,000,000,000 shares authorized; 244,591,618 shares issued, 161,211,755 shares outstanding, actual, shares issued, shares outstanding, as adjusted	$1.6	$1.8
Preferred Stock, $1.00 par value per share:
10,000,000 shares authorized; no shares issued and outstanding	—	—
Retained earnings	708.2	858.0
Accumulated other comprehensive income (loss)	(0.2)	(0.2)

Total Janus Capital Group Inc. stockholders' equity	$709.6	$859.6

Non-controlling interests	8.5	8.5

Total stockholders' equity	$718.1	$868.1

Total capitalization	$1,824.2	$1,724.2

(1)
Gives effect to the issuance of the shares of our common stock offered hereby and the concurrent notes offering (assuming no exercise of the underwriters' option to purchase additional shares or additional notes, as applicable) and the repurchase, at par, of $162.5 million principal amount of our outstanding 5.875% Notes due 2011, $162.5 million principal amount of our outstanding 6.250% Notes due 2012 and $75.0 million principal amount of our outstanding 6.700% Notes due 2017, with the net proceeds from both offerings together with cash on hand. The foregoing amount of debt repurchased is an estimate only and will vary based on the results of the concurrent tender offer for such debt.

(2)
Convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and equity component such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal value over the expected term of the debt.

Material United States Federal Income Tax Considerations to Non-United States Holders

        The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock to a non-United States holder. For purposes of this summary, a "non-United States holder" means a beneficial owner of our common stock that is, for United States federal income tax purposes:

•
a nonresident alien individual;

•
a foreign corporation (or entity treated as a foreign corporation for United States federal income tax purposes); or

•
a foreign estate or foreign trust.

        In the case of a holder that is classified as a partnership for United States federal income tax purposes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, then you should consult your own tax advisors.

        This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        This summary does not address all aspects of United States federal income taxes that may be relevant to non-United States holders in light of their personal circumstances, and does not deal with federal taxes other than the federal income tax or with foreign, state, local or other tax considerations. Special rules, not discussed here, may apply to certain non-United States holders, including:

•
United States expatriates;

•
controlled foreign corporations;

•
passive foreign investment companies;

•
corporations that accumulate earnings to avoid United States federal income tax; and

•
investors in pass-through entities that are subject to special treatment under the Code.

        Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        This summary applies only to a non-United States holder that holds our common stock as a capital asset (within the meaning of Section 1221 of the Code), and assumes that no item of income or gain in respect of the common stock at any time will be effectively connected with a United States trade or business conducted by the non-United States holder.

        If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership of common stock, as well as the consequences to you arising under United States tax laws other than the federal income tax law or under the laws of any other taxing jurisdiction.

Dividends

        Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes) generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate to avoid or reduce withholding of United States federal income tax for dividends, then you must (a) provide the withholding agent with a properly completed Internal Revenue Service Form W-8BEN (or other applicable form), and certify under penalties of perjury that you are not a United States person and are eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-United States holders that act as intermediaries (including partnerships).

        If you are eligible for a reduced rate of United States tax pursuant to an income tax treaty, then you may obtain a refund of any excess amounts withheld by filing timely an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

        You generally will not be subject to United States federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

•
if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and you have a "tax home" (as defined in the Code) in the United States; or

•
we are or have been during a specified testing period a "United States real property holding corporation" for United States federal income tax purposes, and certain other conditions are met.

        We believe that we have not been and are not, and we do not anticipate becoming, a "United States real property holding corporation" for United States federal income tax purposes.

Information Reporting and Backup Withholding Tax

        We must report annually to the Internal Revenue Service and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The Internal Revenue Service may make this information available to the tax authorities in the country in which you are resident.

        In addition, you may be subject to information reporting requirements and backup withholding tax with respect to dividends paid on, and the proceeds of disposition of, shares of our common stock, unless, generally, you certify under penalties of perjury (usually on Internal Revenue Service Form W-8BEN) that you are not a United States person or you otherwise establish an exemption.

Additional rules relating to information reporting requirements and backup withholding tax with respect to payments of the proceeds from the disposition of shares of our common stock are as follows:

•
If the proceeds are paid to or through the United States office of a broker, they generally will be subject to backup withholding tax and information reporting, unless you certify under penalties of perjury (usually on Internal Revenue Service Form W-8BEN) that you are not a United States person or you otherwise establish an exemption.

•
If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and is not a foreign person with certain specified United States connections (a "United States-related person"), information reporting and backup withholding tax generally will not apply.

•
If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States-related person, they generally will be subject to information reporting (but not to backup withholding tax), unless you certify under penalties of perjury (usually on Internal Revenue Service Form W-8BEN) that you are not a United States person or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished by you to the Internal Revenue Service.

Underwriting

        We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of our common stock. In the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase, the number of shares of our common stock set forth opposite its name below:

Name	Number of shares of common stock to be purchased

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

        The obligations of the underwriters under the underwriting agreement, including their agreement to purchase our common stock, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the shares of common stock if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or, under certain circumstances, the offering may be terminated. The offering of the shares by each of the underwriters is subject to approval of legal matters by their counsel, including the validity of the common stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose to offer the common stock to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the common stock to selected dealers at the public offering price minus a selling concession of up to $            per share of common stock. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

        The underwriters have an option to buy up to                         shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $            per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise

Per share	$	$
Total	$	$

        We estimate that our out-of-pocket expenses for this offering will be approximately $550,000.

        We have agreed that we will not, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters for a period of 90 days after the date of this prospectus supplement, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer of dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for any shares of our common stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, other than:

•
shares of our common stock to be sold pursuant to this prospectus supplement;

•
shares of our common stock underlying the notes to be sold in the concurrent notes offering;

•
shares of our common stock, options to purchase shares of our common stock or other equity-based awards granted under our existing equity incentive plans, including our 401(k), Profit Sharing and Employee Stock Ownership Plan; and

•
any shares of our common stock issued upon the exercise of options or other awards (including deferred stock units) granted under existing equity incentive plans, including our 401(k), Profit Sharing and Employee Stock Ownership Plan.

        Our current directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which they, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock which may be deemed to be beneficially owned by the director or executive officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters, he or she will not, during the period ending

90 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

        With respect to our directors and executive officers, the foregoing restrictions do not apply to transfers of our common stock (subject to specified limitations):

•
to an immediate family member, subject to the transferee signing the lock-up agreement;

•
to one or more trusts of which the sole beneficiaries thereof are the directors and executive officers and/or their respective immediate family members, subject to the transferees signing the lock-up agreements;

•
as a bona fide gift or gifts, subject to the transferee signing the lock-up agreement;

•
in a transaction consummated in accordance with a contract, instruction or plan satisfying the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and existing or entered into prior to the date of this prospectus supplement;

•
to us in an amount limited to the amount necessary to permit the "cashless" exercise thereof or in an amount limited to the amount necessary to pay any tax liabilities associated with the issuance of the shares of common stock issuable upon the exercise of any stock option; and

•
by the estate of a director or executive officer upon the death of such director or executive officer, subject to the transferee signing the lock-up agreement.

        Moreover, the foregoing restrictions shall not apply to the exercise or settlement of any equity awards under our equity compensation plans in existence on the date of this prospectus supplement; however any common stock received upon such exercise or settlement will be subject to the 90-day restricted period referred to above.

        In addition, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase our common stock in the open market for the purpose of pegging, fixing, or maintaining the price of the common stock. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions, or penalty bids, they may discontinue them at any time.

        Certain of the underwriters and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for us and our affiliates from time to time, for which they have received customary compensation, and may do so in the future.

In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., is acting as syndication agent and is a lender under our amended and restated revolving credit facility, and JPMorgan Chase Bank, N.A. has received certain fees for its services. In addition, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as joint book running managers of the concurrent notes offering and as dealer managers for the concurrent tender offer and are receiving customary fees for such services.

        We will deliver the shares of common stock to the underwriters at the closing of this offering when the underwriters pay us the purchase price for the shares of common stock. The underwriting agreement provides that the closing will occur on July     , 2009, which is four business days after the date of this prospectus supplement.

        In relation to each Member State of the European Economic Area (in each case as those terms are contemplated by the Prospectus Directive) which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of our common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining our prior consent for any such offer; or

        (d)   in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

        (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000, which we refer to as FSMA, received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA) would not apply to us; and

        (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        This document is only being distributed to and is only directed at (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") and not otherwise being distributed from, or directed at persons in, the United Kingdom. The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement, as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares of common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares of common stock, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        The shares of common stock are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of common stock with the intention to distribute them to the public. The investors will be individually approached by the underwriters from time to time.

        This prospectus supplement, as well as any other material relating to the shares of common stock, are personal and confidential and do not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

        This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Legal Matters

        Certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

        The consolidated financial statements incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed on July 14, 2009 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or through the Investor Relations section of our website (http://ir.janus.com). Information on our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other SEC filings and is not a part of this prospectus supplement, the accompanying prospectus or those filings.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. Any statements made in this prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You may inspect and copy the registration statement, including exhibits, on the SEC's website at www.sec.gov or at the SEC's public reference room.

Incorporation of Certain Information by Reference

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•
our Annual Report on Form 10-K for the year ended December 31, 2008 except for Part I, Items 6 and 7 and Part II, Item 8 thereof;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•
our Current Reports on Form 8-K filed with the SEC on February 9, 2009, June 15, 2009 and July 14, 2009;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2009; and

•
the description of our capital stock set forth in our Registration Statement on Form 10, filed on June 15, 2000 (File No. 001-15253), as amended on February 28, 2005 and including any additional amendments or reports filed for the purpose of updating such information.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement. Requests for such copies should be directed to:

Janus Capital Group Inc. 151 Detroit Street Denver, Colorado 80206 (303) 691-3905 Attention: Investor Relations

PROSPECTUS

JANUS CAPITAL GROUP INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

        The following are types of securities that we may offer, issue and sell from time to time, together or separately:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol of "JNS." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or the SEC, on February 26, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2007.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, "we," "us," "our," and "Janus" refer to Janus Capital Group Inc. and its subsidiaries, unless otherwise specified.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities in one or more offerings described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update. We urge you to read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning below.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information, with the SEC. These reports, proxy statements and other information can be read and copied upon payment of a duplication fee at the SEC's Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or through the Investor Relations section of our website (http://ir.janus.com). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed (but not information that is furnished) with the SEC subsequent to the initial filing of the registration statement and prior to the termination of the offering of the securities will automatically be deemed to update and supersede this information. The following documents have been filed by us (File No. 001-15253) with the SEC and are incorporated by reference into this prospectus:

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  Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 26, 2007;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 1, 2007;

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  Current Reports on Form 8-K filed with the SEC on January 25, 2007 (other than Item 2.02, which was furnished and is not incorporated herein by reference), February 5, 2007, March 14, 2007, May 4, 2007, May 24, 2007 and June 4, 2007;

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  The description of our capital stock set forth in our Registration Statement on Form 10, filed on June 15, 2000 (File No. 001-15253), as amended on February 28, 2005 and including any additional amendments or reports filed for the purpose of updating such information; and

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  Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2007.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office, located at: Janus Capital Group, Inc., 151 Detroit Street, Denver, Colorado 80206, (303) 691-3905, Attention: Investor Relations.

FORWARD-LOOKING INFORMATION

        Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risks described under the caption "Risk Factors" in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	6.7x	7.9x	7.0x	5.8x	6.6x	12.8x	5.0x

        These ratios include Janus and its subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be unsecured obligations of Janus. Any debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." Any senior debt securities will be issued pursuant to an indenture dated as of November 6, 2001 between Janus and The Bank of New York Trust Company, N.A. as successor to The Chase Manhattan Bank. Any subordinated debt securities will be issued under an indenture to be entered into by and between Janus and The Bank of New York Trust Company, N.A.

        This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of any series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the applicable indenture. This summary is not complete and is qualified by the applicable indenture. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The senior indenture and a Form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of Janus. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of Janus, as described below under "Subordinated Indenture—Subordination Provisions."

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture, in a supplemental indenture or in an officer's certificate (as permitted by the applicable indenture) and may include the following, as applicable to the series of debt securities offered thereby:

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  the title of the debt securities;

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  whether the debt securities will be senior debt securities or subordinated debt securities of Janus;

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  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

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  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

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  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

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  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the date or dates from which any interest will accrue or how such date or dates will be determined;

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  the interest payment dates and the record dates for these interest payments;

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  whether the debt securities are redeemable at our option;

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  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer Form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

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  the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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  the place or places, if any, other than or in addition to the City of New York, for payment, transfer, conversion and/or exchange of the debt securities;

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  the denominations in which the offered debt securities will be issued;

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  the applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

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  material federal income tax considerations that are specific to the series of debt securities offered;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange; and

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  any other terms specific to the series of debt securities offered.

        Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

Redemption

        If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

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  the redemption prices (or method of calculating the same);

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  the redemption period (or method of determining the same);

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  whether such debt securities are redeemable in whole or in part at our option; and

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  any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

        If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

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  the conversion price or exchange ratio (or the method of calculating the same);

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  the conversion or exchange period (or the method of determining the same);

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  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price or the exchange ratio; and

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  any other provisions affecting conversion or exchange of such debt securities.

Form And Denomination Of Debt Securities

  Denomination of Debt Securities

        Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.

  Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

  Bearer Form

        We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders Of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Legal Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the legal registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the legal registered holders, and not the indirect holders, of the debt securities. Whether and how the legal registered holders contact the indirect holders is up to the legal registered holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal registered holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for its consent, as a legal registered holder of the debt securities, if ever required;

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  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal registered holder of such debt securities;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole legal registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal registered holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "—Special Situations When a Global Security Will Be Terminated."

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Holders of Registered Debt Securities" above.

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  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

  •
  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "—Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

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  if we notify the trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal registered holders of those debt securities.

Form, Exchange And Transfer Of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

  •
  only in fully registered certificated form; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments On Global Securities

        We will make payments on a global security directly to the depositary, or its nominee, by wire transfer of immediately available funds or other acceptable means and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "—Global Securities" above.

Payments On Certified Securities

        We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

        Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events Of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  What Is An Event of Default?

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  We do not pay the principal of, or any premium on, the debt security on its due date.

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  We do not pay interest on the debt security within 30 days of its due date.

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  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

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  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

  •
  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

  Remedies If An Event Of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

        The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

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  You must give your trustee written notice that an Event of Default has occurred and remains uncured.

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  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

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  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

        Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

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  the payment of principal, or any premium or interest, on the affected series of debt securities; or

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  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE, AND HOW TO DECLARE OR RESCIND AN ACCELERATION OF MATURITY ON THEIR DEBT SECURITIES.

        With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger Or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

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  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

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  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

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  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification Or Waiver

        There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  Changes Requiring Your Approval

        First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

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  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

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  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

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  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

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  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

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  change the place or currency of payment on your debt securities;

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  impair your right to sue for payment on your debt securities;

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  if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you; Table of Contents

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

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  modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

  Changes Not Requiring Your Approval

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  Changes Requiring Majority Approval

        Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

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  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

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  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities all series affected by the change, with all affected series voting together as one class for this purpose.

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  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

        In each case, the required approval must be given in writing.

Further Details Concerning Voting

        When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

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  For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

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  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

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  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "—Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEIR APPROVAL OR WAIVER MAY BE GRANTED OR DENIED IF WE SEEK THEIR APPROVAL TO CHANGE OR WAIVE THE PROVISIONS OF AN APPLICABLE INDENTURE OR OF THEIR DEBT SECURITIES.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

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  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

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  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of the covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

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  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

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  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

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  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

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  We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

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  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

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  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

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  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

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  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

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  We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

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  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

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  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

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  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

Senior Indenture Provisions

        The senior debt securities will be issued under the senior indenture. The senior indenture is an Exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in an officer's certificate or supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

Subordinated Indenture Provisions

        The subordinated debt securities will be issued under the subordinated indenture. The form of the subordinated indenture is an Exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an officers' certificate or supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

Subordination

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

        Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

        When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

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  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

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  renewals, extensions, modifications and refundings of any of such indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning The Trustee

        The Bank of New York Trust Company, N.A., as successor to The Chase Manhattan Bank, is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. Of the 10,000,000 shares of preferred stock authorized, 1,000,000 are designated as Series A Preferred Stock. As of April 26, 2007, there were 185,409,974 shares of our common stock, $.01 par value per share, issued and outstanding. No shares of preferred stock were issued and outstanding as of that date.

        The following are brief summaries of certain material provisions of our amended and restated certificate of incorporation and bylaws. These summaries do not purport to be complete, and are subject to and are qualified in their entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Description Of Common Stock

        We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our amended and restated certificate of incorporation, we are authorized to issue up to 1,000,000,000 shares of our common stock, par value $.01 per share. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

        The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of our common stock outstanding have the power to elect all of our board of directors. Each share of our common stock outstanding is entitled to participate equally in any distribution of net assets made to the stockholders in the liquidation, dissolution or winding up of Janus and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Description Of Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to issue, from time to time, up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. Our board of directors is authorized to fix or alter from time to time the designations, limitations or restrictions of each series of our preferred stock, including:

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  dividend rights;

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  dividend rates;

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  conversion rights;

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  voting rights;

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  liquidation preferences;

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  the designation of each series; and

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  the number of shares constituting each series.

        Because this section is a summary, it does not describe every aspect of the series of preferred stock that we may offer. We urge you to read our amended and restated certificate of incorporation and the certificate of designation creating your preferred stock because they, and not this description, define your rights as a holder of our preferred stock. We have filed our amended and restated certificate of incorporation and will file the certificate of designation creating your preferred stock with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below.

General Terms

        Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

        You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered;

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  the liquidation preference and the offering price of the preferred stock;

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  the dividend rates of the preferred stock and/or methods of calculation of such dividends;

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  periods and/or payment dates for the preferred stock dividends;

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  whether dividends on the preferred stock are cumulative;

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  the liquidation rights of the preferred stock;

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  the procedures for any auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

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  whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our stockholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking stockholders' approval.

        Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of our company. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our company, including tender offers or other transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their stock over the then current market price of such stock.

Series A Preferred Stock

        Our board of directors designated 1,000,000 shares of our preferred stock as Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding. The shares of Series A Preferred Stock are reserved for issuance upon the exercise of rights described below under "—Certain Antitakeover Effects—Shareholders' Rights Plan." The following is a summary of some of the material terms of our Series A Preferred Stock:

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  Rank.  Our Series A Preferred Stock ranks equal in right of payment to all other series of our preferred stock, unless the terms of such other series of preferred stock provide otherwise, and are not redeemable.

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  Dividends.  Holders of shares of our Series A Preferred Stock are entitled to receive dividends, as, when and if declared by our board of directors, prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock. With respect to each share of Series A Preferred Stock, such holders are entitled to receive, out of funds legally available for the payment of dividends, cash dividends, payable quarterly, equal to the greater of $10.00 or 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends declared on our common stock, subject to adjustment and certain exceptions. Dividends payable on the Series A Preferred Stock are cumulative and any accrued but unpaid dividend will not bear interest. Additionally, if any dividends or other distributions payable on our Series A Preferred Stock are in arrears, we are restricted from making certain declarations or payments of dividends on shares of stock junior to the Series A Preferred Stock, distributions, redemptions, purchases or other acquisitions of shares of Series A Preferred Stock or any shares of stock ranks equal in right of payment to the Series A Preferred Stock other than in the manner prescribed in the certificate of designation of the Series A Preferred Stock and until all such accrued and unpaid dividends or other distributions have been paid in full.

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  Voting Rights.  Holders of shares of the Series A Preferred Stock vote with the holders of our common stock as one class. Each 1/1000th share of Series A Preferred Stock entitles its holder to one vote on all matters voted on at a stockholders' meeting, subject to adjustment.

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  Liquidation, Dissolution or Winding Up.  We will not make any distribution on any shares of our capital stock ranking junior to the Series A Preferred Stock in the event of any liquidation, dissolution or winding up of Janus, unless the holders of our Series A Preferred Stock have received an amount equal to 1,000 times the aggregate amount to be distributed per share to the holders of our common stock, subject to adjustment.

Certain Antitakeover Effects

        Our amended and restated certificate of incorporation, bylaws, shareholders' rights plan and the Delaware General Corporation Law ("DGCL") include provisions that may delay, deter or prevent a future takeover or change in control of Janus unless the transaction is approved by our board of directors. These provisions may also render the removal of our directors more difficult and may adversely affect the market price of our common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will encourage our long-term growth without facing the possibility of disruptions that may be caused by the threat of a takeover that is not deemed by our board to be in the best interests of our stockholders.

Board Of Directors

        Our amended and restated certificate of incorporation provides that the number of directors on our board will be determined by a majority of our board of directors, but cannot be fewer than three or more than eighteen. Our amended and restated certificate of incorporation divides our board of directors into three classes, as equal in number as possible, serving staggered, three-year terms. As a result, approximately one-third of our board of directors will be elected each year, and it would take at least two elections of directors for any individual or group to gain control of our board of directors.

        Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on our board resulting from death, resignation, retirement, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until he or she or his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of directors constituting our board shortens the term of any incumbent director. Any director may be removed from office only for cause by the affirmative vote of the holders of the majority of our voting stock; provided, however, that on or after the day that someone becomes an interested stockholder (as defined in our amended and restated certificate of incorporation), a director may be removed from office for cause only by the affirmative vote of at least 70% of the holders of our voting stock. These provisions prevent a third party from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees. These provisions also prevent a third party from enlarging our board of directors and filling new directorships with its own nominees. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

No Stockholder Action By Unanimous Written Consent; Limitations On Call Of Special Meetings

        Our amended and restated certificate of incorporation and bylaws provide that stockholder action must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Except as otherwise required by law, special stockholder meetings may be called only by the chairman of our board of directors, our chief executive officer or president pursuant to a resolution approved by a majority of our board of directors. These provisions may have the effect of delaying any consideration of a stockholder proposal until the next annual meeting of stockholders unless a special stockholder meeting is called.

Advance Notice Requirements For Stockholder Proposals And Director Nominations

        Our bylaws contain provisions that require that stockholders give us prior notice of their intent to either nominate a director or submit a proposal for consideration at the annual meeting of stockholders. Our bylaws provide that we must receive notice from our stockholders not later than

90 days or earlier than 120 days prior to the anniversary date of the first mailing of our proxy statement for the immediately preceding year's annual meeting of stockholders. Notices from the stockholders must contain certain specified information concerning the persons to be nominated or the matters to be brought before the meeting and information concerning the stockholder submitting the proposal. The chairperson of the meeting has the power to determine if business is properly brought before the meeting.

        Our advance notice procedures give our board of directors an opportunity to consider the qualifications of the proposed nominees and to inform stockholders of business to be conducted at annual meetings. Such procedures may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Amendments; Business Combinations

        In our amended and restated certificate of incorporation, our board of directors has reserved the right to amend, alter, change or repeal any provisions contained in our amended and restated certificate of incorporation in the manner prescribed by the DGCL, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 70% of our voting stock, voting together as a single class, shall be required to amend, alter, change or repeal certain additional provisions of our amended and restated certificate of incorporation and that on and after the day that someone becomes an interested stockholder the affirmative vote of the holders of at least 70% of our voting stock is required to amend, alter, change or repeal certain other provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation further provides that provisions of our bylaws (including the stockholder notice procedure) may be adopted, amended or repealed by our entire board of directors or our stockholders; provided, however, that on and after the day that someone becomes an interested stockholder, the affirmative vote of the holders of at least 70% of our voting stock is required to adopt, amend or repeal, by stockholder action, any provisions of our bylaws. In addition, the affirmative vote of at least 70% of our voting stock, voting together as a single class, is required to enter into certain business combinations (defined broadly to include mergers, consolidations, certain sales or other, dispositions of assets, and certain transactions that would increase certain interested stockholders percentage ownership in our company) with an interested stockholder or its affiliates.

Expanded Considerations By Janus' Board Of Directors When Evaluating Certain Transactions

        Our amended and restated certificate of incorporation provides that our board of directors, when evaluating a tender offer, exchange offer, merger, consolidation or offer to purchase all, or substantially all, of our properties and assets made by another party, may consider expanded factors, including, without limitation, certain social and economic effects on our present and future customers and employees and those of its subsidiaries, including the impact on investment companies advised or managed by any of our subsidiaries, the social and economic effect on the communities in which we are located or operated, our ability to fulfill our corporate objectives, and the consideration being offered in relation to the current market price of our outstanding shares of capital stock, in relation to our current value in a freely negotiated transaction and in relation to our board of directors' estimate of our future value (including the unrealized value of our properties and assets) as an independent going concern.

Delaware Business Combination Statute

        We are subject to the provisions of Section 203 of the DGCL. The DGCL generally prohibits a publicly held company from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the corporation's board of directors or unless:

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  the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder was approved by the corporation's board of directors prior to the date the interested stockholder acquired shares;

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  the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

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  the business combination is approved by a majority of the corporation's board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special stockholders' meeting.

        A business combination includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire Janus.

Limitation on Liability

        Our amended and restated certificate of incorporation requires that we indemnify our officers, directors, employees, agents, trustee, committee members or representatives and any person of any other company or entity who is or was serving at our request as an officer, director, employee, agent, trustee, committee member or representative to the fullest extent permitted under the DGCL. Our directors are not personally liable to our stockholders or us for monetary damages resulting from a breach of fiduciary duty as a director, except under certain circumstances.

Shareholders' Rights Plan

        On June 14, 2000, we and UMB Bank, N.A., entered into a Shareholders' Rights Plan, as amended on February 23, 2005 and October  2, 2006. Effective October  2, 2006, UMB Bank, N.A. was replaced as rights agent by Wells Fargo Bank, N.A. In connection with the rights plan, our board of directors declared a dividend with respect to each share of our common stock issued and outstanding at the close of business on June 28, 2000, and authorized the issuance of one right in respect of each share issued between June 28, 2000 and the earlier of the date on which any of such rights under the plan become exercisable or the expiration date of such rights. The rights entitle their holder (other than those held by an acquiring person) to purchase 1/1000ths of a share of our Series A Preferred Stock or, under certain circumstances, other securities of Janus, including our common stock, having a market value equal to twice the exercise price of the rights.

        The following is a summary of certain material provisions of the rights plan, but does not restate the rights plan in its entirety. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the rights plan, as amended to date. See "Where You Can Find More Information."

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  Exercise of Rights.  Unless a later date is determined to be applicable by our board of directors, and subject to certain conditions, the rights issued pursuant to the rights plan are not exercisable until the earlier to occur of:

  (1)
  ten days following a public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

    (2)
    ten days following the commencement or announcement of an intention to make a tender or exchange offer that would result in an acquiring person or groups owning 15% or more of the outstanding shares of our common stock.

        Upon the earlier to occur of the two events described above, such rights become exercisable by their holders, in whole or in part, at any time thereafter by the timely surrender to the rights agent of a certificate representing such rights and an amount representing the purchase price for the total number of shares of preferred stock or other securities as to which such rights are exercised. Under certain circumstances, if we were involved in a merger or consolidation and were not the surviving entity, or if we were to dispose of more than 50% of our assets or earning power, the rights would also entitle their holders, other than an acquiring person or group, to purchase securities in the surviving entity having a market value of two times the exercise price of such rights.

        Notwithstanding the above, under the rights plan, our board of directors may designate certain offers for all outstanding shares of our common stock as permitted offers, and prevent the rights from being triggered under such circumstances. Our board of directors also has the option to redeem all such rights at a nominal cost.

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  Transfer Of Rights.  Prior to occurrence of the earlier of the two events described above, such rights will be evidenced only by certificates of our common stock and not separate rights certificates, and such rights will not be transferable separately from the shares of common stock to which such rights are attached. The rights will not at any time be transferable to any person or group who beneficially owns or who will, whether as a result of such transfer or in connection with certain related transactions, beneficially own 15% or more of the outstanding shares of our common stock, subject to certain exceptions.

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  Expiration.  The rights expire on June 14, 2010, unless earlier redeemed by us or, prior to that date, we consummate a transaction pursuant to certain permitted offers.

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  Supplements and Amendments.  We may direct the rights agent to supplement or amend any provision of the rights plan without the consent of any holders of such rights prior to the occurrence of the earlier of the two events described above, subject to certain conditions. Thereafter, the rights plan may only be amended without the consent of the holders of such rights to cure any ambiguity, to correct or supplement any provision that is defective or inconsistent with any other provision of the rights plan, to shorten or lengthen any provision relating to time periods in the rights plan, or to change or supplement any provision of the rights plan so long as such amendment or supplement does not adversely affect the holders, other than an acquiring person or group, of such rights. However, we may not at any time supplement or amend the rights plan so as to change the redemption price of the rights, the purchase price payable by the holders of the rights upon an exercise of such rights or the number of 1/1000ths of a share of preferred stock or other securities for which a right is exercisable.

        Our rights plan is intended to encourage a potential acquiring person or group to negotiate directly with our board of directors. It may also delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Transfer Agent

        The transfer agent and registrar of our common stock is Wells Fargo Bank, N.A.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

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  to or through underwriters or dealers for resale to the purchasers;

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  directly to purchasers;

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  through agents or dealers to the purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        A prospectus supplement with respect to each series of securities will include, to the extent applicable:

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  the terms of the offering;

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  the name or names of any underwriters, dealers, remarketing firms or agents and terms of any agreement with such parties including the compensation, fees or commissions received by and the amount of securities underwritten, purchased or remarketed by each of them, if any;

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  the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us, as applicable, from any such sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

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  that the securities are being solicited and offered directly to institutional investors or others;

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  any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

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  any securities exchange on which the securities may be listed.

        Any offer and sale of the securities described in this prospectus by us, any underwriters or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

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  at a fixed public offering price or prices, which may be changed;

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  at market prices prevailing at the time of sales;

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  at prices related to prevailing market prices at the time of sale; or

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  at negotiated prices.

        Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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  on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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  to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

        Such at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

        In addition, we may sell some or all of the securities covered by this prospectus through:

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  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

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  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

        Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the securities so offered and sold.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

        Any offers to purchase the securities covered by this prospectus may be solicited, and any sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities.

        The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.

        If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a best efforts basis for the period of its appointment.

        As one of the means of direct issuance of securities, we may utilize the service of an entity through which we may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the action or offering of such offered securities, if so described in the applicable prospectus supplement.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Underwriters, dealers, agents and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

        Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the NYSE. We intend that any common stock sold pursuant to this prospectus will be listed on the NYSE, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

        Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

 EXPERTS

        The financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.